Exhibit 10.2

RESTATED PROMISSORY NOTE

$110,716.70	Golden, CO
March 9, 2016

WHEREAS, on June 8, 2015, Pacific Oil & Gas, LLC (“Pacific”) was issued a Promissory Note by the Dala Petroleum Corp. (the “Company”), in the original principal amount of $99,999.00 (the “Note”);

WHEREAS, with the accrual of interest since June 8, 2015, the current amount owed under the Note as of the date hereof is $110,716.70;

WHEREAS, Pacific and the Company wish to restate the original Note and to readjust the recipient of the payment of that Note to accurately reflect the amounts that were delivered to Pacific by third parties to fund the Note;

WHEREAS, Pacific and the Company agree to the below readjustment of the recipients of the amount due under the Note and such creditors listed below shall have all of Pacific’s right, title, and interest in and to the amount of the Note so listed below, based on the terms and conditions set out herein.

ON DEMAND, Dala Petroleum Corp., a Delaware corporation, whose principal place of business is 175 South Main Street, Suite 1410, Salt Lake City, Utah promises to pay to the following entities the following amounts, representing the entire amount due under the Note:

Name of Creditor	Amount of Principal Due	Amount of Interest Due	Total Amount Due
Alpha Capital Anstalt	$37,036.37	$3,969.52	$41,006.19
Lane Ventures Inc.	$2,469.11	$264.63	$2,733.74
Mill City Ventures III, LTD	$24,691.11	$2,646.35	$27,337.46
Pacific Oil & Gas, LLC	$35,802.41	$3,836.90	$39,639.31

The total due hereunder, $110,716.70, shall accumulate interest thereon at the rate of twelve (12%) percent per annum from date until paid in full with all interest on December 31, 2016.

In case this restated note should be placed in the hands of an attorney to institute legal proceedings to recover the amount hereof, or any part hereof, in principal or interest, or to protect the interests of the holder hereof, or in case the same should be placed in the hands of an attorney for collection, compromise or other action, the Maker binds itself to pay the fees of the attorney who may be employed for that purpose, which fees are hereby fixed at twenty-five (25%)percent, on the amount due or sued for, or claimed or sought to be protected, preserved or enforced.

The Maker hereby waives presentment for payment, demand, notice of non-payment, protest, and all pleas of division and discussion, and agree that the payment hereof may be extended from time to time, one or more times, without notice, hereby binding itself in solido, unconditionally and as original promissor for the payment hereof, in principal, interest, costs and attorneys' fees.

No delay on the part of the holder hereof in enforcing any rights hereunder shall operate as a waiver of such rights.

DALA PETROLEUM CORP.

BY:	/s/William Gum
William Gumma, CEO

Pacific Oil & Gas, LLC

BY:	/s/ Clarence Cottman
Clarence Cottman, Trustee